Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202465, 333-202465-01 and 333-202465-02) and on Form S-8 (No. 333-137469, 333-137468, 333-136620, 333-102457, 333-102362, 333-87778, 333-75242, 333-75226, 333-75238, 333-75050, 333-103765, 333-105804, 333-146592, 333-182700 and 333-211268) of Prudential Financial, Inc. of our report dated February 17, 2017 relating to the consolidated financial statements , financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 17, 2017